As filed with the Securities and Exchange Commission on October 9, 2003

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MarineMax, Inc.
(Exact name of registrant as specified in its charter)

Delaware	59-3496957
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

18167 U.S. Highway 19 North, Suite 499
Clearwater, Florida 33764
(727) 531-1700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

WILLIAM H. McGILL JR.,
CHAIRMAN OF THE BOARD
18167 U.S. Highway 19 North, Suite 499
Clearwater, Florida 33764
(727) 531-1700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to be sent to:
ROBERT S. KANT, ESQ.
SCOTT K. WEISS, ESQ.
GREENBERG TRAURIG, LLP
2375 East Camelback, Suite 700
Phoenix, Arizona 85016
(602) 445-8000

     Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective as determined by market conditions and other factors.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum
Title of Shares	Amount	Aggregate Price Per	Proposed Maximum	Amount of
to be Registered	to be Registered	Share (1)	Aggregate Offering Price (1)	Registration Fee (2)

Common Stock, $0.001 par value	3,147,486	$15.125	$47,605,726	$3,851.30

(1)	Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c) based upon the average of the high and low trading prices of the common stock on the New York Stock Exchange on October 6 2003.
(2)	A filing fee of $24,631.20 was paid in connection with a previously filed registration statement (Reg. No. 333-47873), of which $1,297.06 remains available on account with the Securities and Exchange Commission. Pursuant to Rule 457(p), such amount of previously paid filing fee is being applied against a portion of the registration fee due in connection with the filing of this registration statement.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, October 9, 2003

PROSPECTUS

3,147,486 Shares

Common Stock

     All of the shares of common stock offered hereby are being sold by a stockholder of our company. When the selling stockholder offers shares of common stock, we will provide you with a prospectus supplement describing the specific terms of the offering, including the number of shares being offered and the price to the public. The selling stockholder may offer its shares of common stock from time to time through public or private transactions, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices. You should read this prospectus and each applicable prospectus supplement carefully before you invest.

     We will not receive any of the proceeds of sales by the selling stockholder.

     Our common stock is traded on the New York Stock Exchange under the symbol “HZO.” On October 8, 2003, the last reported sale price of our common stock as reported on the New York Stock Exchange was $15.22 per share.

You should consider the risks that we have described in this prospectus and the prospectus supplement related to our common stock before you invest. See “Risk Factors,” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October ___, 2003

ABOUT THIS PROSPECTUS
OUR COMPANY
RISK FACTORS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
PROSPECTUS SUPPLEMENTS
SELLING STOCKHOLDER
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SIGNATURES
EXHIBIT INDEX
Exhibit 5
EX-23.2
Exhibit 23.3

ABOUT THIS PROSPECTUS

     You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. We have not, and the selling stockholder has not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. The selling stockholder is offering to sell securities and seeking offers to buy securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and in any accompanying prospectus supplement is accurate only as of the date on their covers, regardless of the time of delivery of this prospectus or any accompanying prospectus supplement or any sale of the securities.

i

OUR COMPANY

     We are the largest recreational boat dealer in the United States. Through 65 retail locations in Alabama, Arizona, California, Colorado, Delaware, Florida, Georgia, Minnesota, Nevada, New Jersey, North Carolina, Ohio, South Carolina, Texas, and Utah, we sell new and used recreational boats, including pleasure boats (such as sport boats, sport cruisers, sport yachts, and yachts), ski boats, and fishing boats, with a focus on premium brands in each segment. We also sell related marine products, including engines, trailers, parts, and accessories. In addition, we arrange related boat financing, insurance, and extended service contracts; provide repair and maintenance services; and offer boat and yacht brokerage services.

     We maintain our executive offices at 18167 U.S. 19 North, Suite 499, Clearwater, Florida 33764, and our telephone number is (727) 531-1700. We were incorporated in the state of Delaware in January 1998. Unless the context otherwise requires, all references to “MarineMax” mean MarineMax, Inc. prior to its acquisition of five previously independent recreational boat dealers in March 1998 (including their related real estate companies) and all references to the “Company,” “our company,” “we,” “us,” and “our” mean, as a combined company, MarineMax, Inc. and the 18 recreational boat dealers, two boat brokerage operations, and one full-service yacht repair operation acquired to date (the “acquired dealers,” and together with the brokerage and repair operations, “operating subsidiaries” or the “acquired companies”).

     Our website is located at www.marinemax.com. Through our website, we make available free of charge our annual reports on Form 10-K, our proxy statements, our quarterly reports on Form 10-Q, and our current reports on Form 8-K as well as Form 3, Form 4, and Form 5 Reports for our directors, officers, and principal stockholders, together with amendments to those reports filed or furnished pursuant to Section 13(a), 15(d), or 16 under the Securities Exchange Act. These reports are available as soon as reasonably practicable after their electronic filing with the Securities and Exchange Commission.

The Offering

Common stock offered by the selling stockholder	3,147,486 shares
Common stock outstanding	15,401,023 shares. This number does not include 2,393,574 shares of common stock reserved for issuance upon exercise of stock options outstanding as of September 30, 2003.
Use of proceeds	We will not receive any of the proceeds of this offering.
Risk factors	You should carefully consider the factors discussed under “Risk Factors” before purchasing our common stock.
New York Stock Exchange symbol	HZO

RISK FACTORS

     Investing in our common stock involves a high degree of risk. Please see the risk factors described under the caption “Business — Special Considerations” in our Annual Report on Form 10-K for the year ended September 30, 2002, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and in any accompanying prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements and information contained in this prospectus and the documents incorporated by reference into this prospectus concerning our future, proposed, and anticipated activities; certain trends with respect to our revenue, operating results, capital resources, and liquidity or with respect to the markets in which we compete or the boating industry in general; and other statements contained in this prospectus and the documents incorporated by reference into this prospectus regarding matters that are not historical facts are forward-looking statements, as such term is defined in the Securities Act. Forward-looking statements include statements regarding our “expectations,” “anticipation,” “intentions,” “beliefs,” or “strategies” regarding the future. Forward-looking statements, by their very nature, include risks and uncertainties, many of which are beyond our control. Accordingly, actual results may differ, perhaps materially, from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed elsewhere under “Risk Factors.”

USE OF PROCEEDS

     We will not receive any of the proceeds of the offering. We have agreed to pay the expenses, other than underwriting discounts, relating to the sale of the shares.

PROSPECTUS SUPPLEMENTS

     This prospectus provides you with a general description of the proposed offering of shares of our common stock. Each time that the selling stockholder sells securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Obtain Additional Information.”

     The prospectus supplement to be attached to the front of this prospectus will describe the terms of any common stock that the selling stockholder offers and any initial offering price to the public in that offering, the purchase price and net proceeds that the selling stockholder will receive, and the other specific terms related to that offering of common stock.

SELLING STOCKHOLDER

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this prospectus with respect to the selling stockholder. Because the selling stockholder may sell none, all, or a portion of the shares that he holds pursuant to this offering, no meaningful estimate can be given as to the amount of shares that will be held by the selling stockholder after completion of this offering. The selling stockholder has sole voting and investment power with respect to all shares of common stock beneficially owned.

	Shares Beneficially Owned
	Prior to Offering

				Number of
Name	Number		Percent	Shares Offered

Richard R. Bassett (1)	3,196,379	(1)	20.8%	3,147,486

(1)	Mr. Bassett served as a director of our company from March 1998 until March 2003. Mr. Bassett served as the President of our company from September 2000 until his retirement in July 2002. Mr. Bassett served as Executive Vice President of our company from October 1998 until September 2000 and as Senior Vice President of our company from March 1998 until October 1998. Mr. Bassett was the owner and president of Bassett Boat Company of Florida, one of our operating subsidiaries, now called MarineMax of Southeast Florida, LLC, from 1979 until its merger with our company in March 1998. The address of Mr. Bassett is 2291 Northwest 44th Street, Lighthouse Point, Florida 33064.

PLAN OF DISTRIBUTION

     The shares of common stock being offered by the selling stockholder may be sold through underwriters or dealers, directly to one or more purchasers, through agents, or through a combination of any such methods of sale. The name of any such underwriter or agent involved in the offer and sale of our common stock, the amounts underwritten, and the nature of its obligation to purchase our common stock will be described in the applicable prospectus supplement. As used in this prospectus, “selling stockholder” include transferees, donees, pledgees, legatees, heirs, or legal representatives that sell shares received from the selling stockholder after the date of this prospectus.

     The distribution of common stock may be effected from time to time in one or more transactions at a fixed price or prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Prices may change over time.

     In connection with the sale of common stock, underwriters or agents may receive compensation from the selling stockholder, or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions, or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act. Any discounts or commissions they receive from the selling stockholder and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any underwriter or agent will be identified, and any compensation received from the selling stockholder will be described, in the applicable prospectus supplement.

     To facilitate the offering of common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of common stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

     There is no assurance that the selling stockholder will sell any common stock offered hereby, and the selling stockholder may transfer, devise, or gift the common stock by other means not described in this prospectus.

     We will not receive any proceeds from the sale of any shares of common stock by the selling stockholder. We have agreed to bear all expenses, other than selling commissions, in connection with the registration and sale of the common stock being offered by the selling stockholder.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the common stock offered pursuant to this prospectus may be limited in its ability to engage in market activities with respect to the common stock. Without limiting the foregoing, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. Those rules and regulations may limit the timing of purchases and sales of any of the common stock offered by the selling stockholder pursuant to this prospectus, which may affect the marketability of the common stock offered hereby.

     Any shares of common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange by us, subject to official notice of issuance.

     Under agreements into which we may enter, underwriters, dealers, and agents who participate in the distribution of securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act.

     Underwriters, dealers, and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

LEGAL MATTERS

     The validity of the shares of common stock offered by this prospectus will be passed on for us by Greenberg Traurig, LLP, Phoenix, Arizona.

EXPERTS

     The consolidated financial statements of MarineMax, Inc. appearing in MarineMax, Inc.’s Annual Report (Form 10-K) for the year ended September 30, 2002, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Our consolidated balance sheets as of September 30, 2000 and 2001, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the three years ended September 30, 2001 appearing in MarineMax, Inc.'s Annual Report (Form 10-K) for the year ended September 30, 2002, have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of that firm as experts in giving the reports. Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, and we have not obtained their consent to do so in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

     This prospectus constitutes a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933 with respect to the securities offered in this prospectus. This prospectus does not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement, as allowed by the rules and regulations of the SEC. You may wish to inspect the registration statement and the exhibits to that registration statement for further information with respect to our company and the securities offered in this prospectus. Copies of the registration statement and the exhibits to such registration statement are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the SEC described below. Statements contained in this prospectus concerning the provisions of documents are necessarily summaries of the material provisions of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

     We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file reports, proxy statements, and other information with the SEC. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed fees. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis, and Retrieval system. This web site can be accessed at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. Our Annual Report on Form 10-K for the year ended September 30, 2002; our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2002, March 31, 2003, and June 30, 2003; our Proxy Statement dated December 26, 2002; and the description of our common stock contained in our registration statement on Form 8-A (Registration No. 1-14173) declared effective by the SEC on June 1, 1998, including any amendments or reports filed for the purpose of updating that description, each of which have been filed with the SEC, are incorporated herein by reference. We also incorporate by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the sale of all of the shares of common stock that are part of this offering.

     Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus supplement, except as so modified or superseded.

     You may request a copy of these filings at no cost by writing or telephoning our investor relations department at the following address and number: MarineMax, Inc., 18167 U.S. Highway 19 North, Suite 499, Clearwater, Florida 33764, telephone (727) 531-1700.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses in connection with the offering described in the registration statement. The Registrant has agreed to bear all expenses, other than selling commissions, in connection with the offering. All such expenses are estimates except for the Securities and Exchange Commission registration fee

SEC registration fee	$3,851
NASD filing fee	$5,261
Accounting fees and expenses	$50,000	*
Legal fees and expenses	$60,000	*
Printing and engraving expenses	$25,000	*
Miscellaneous fees	$10,888

Total	$155,000

*	Estimate

Item 15. Indemnification of Directors and Officers.

     The Restated Certificate of Incorporation and Bylaws of the Registrant provide that the Registrant will indemnify and advance expenses, to the fullest extent permitted by the Delaware General Corporation Law, to each person who is or was a director or officer of the Registrant, or who serves or served any other enterprise or organization at the request of the Registrant (an “Indemnitee”).

     Under Delaware law, to the extent that an Indemnitee is successful on the merits in defense of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer, or agent of the Registrant, or serves or served any other enterprise or organization at the request of the Registrant, the Registrant shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.

     If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, an Indemnitee may be indemnified under Delaware law against both (i) expenses, including attorney’s fees, and (ii) judgments, fines, and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

     If unsuccessful in defense of a suit brought by or in the right of the Registrant, where the suit is settled, an Indemnitee may be indemnified under Delaware law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant except that if the Indemnitee is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Registrant, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses.

     Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the Registrant in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant. The Registrant may also advance expenses incurred by other employees and agents of the Registrant upon such terms and conditions, if any, that the Board of Directors of the Registrant deems appropriate.

Item 16. Exhibits.

Exhibit
Number	Exhibit

1	Form of Underwriting Agreement*
4.1	Specimen of Stock Certificate (l)
4.2	Rights Agreement, dated August 28, 2001 between Registrant and American Stock Transfer & Trust Company, as Rights Agent (2)
5	Opinion of Greenberg Traurig, LLP
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5)
23.2	Consent of Ernst & Young LLP
23.3	Notice Regarding Consent of Arthur Andersen LLP
24	Power of Attorney (included on the Signature Page of the Registration Statement)

*	To be filed by amendment or under subsequent Current Report on Form 8-K.

(1)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2001 as filed with the Commission on December 20, 2001.

(2)	Incorporated by reference to Registrant’s Current Report on Form 8-K dated September 4, 2001, as filed on September 5, 2001.

Item 17. Undertakings.

     The undersigned Registrant hereby undertakes:

(a)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1) and (a)(2) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b)  For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(e)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Clearwater, state of Florida, on October 7, 2003.

MARINEMAX, INC.

By:	/s/ William H. McGill Jr.

William H. McGill Jr.
Chairman of the Board, Chief Executive Officer, and President

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints jointly and severally, William H. McGill Jr. and Michael H. McLamb, and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William H. McGill Jr. William H. McGill Jr.	Chairman of the Board, Chief Executive Officer, President, and Director (Principal Executive Officer)	October 7, 2003

/s/ David L. Cochran David L. Cochran	Senior Vice President, Chief Operating Officer, and Director	October 7, 2003

/s/ Michael H. McLamb Michael H. McLamb	Executive Vice President, Chief Financial Officer, and Secretary (Principal Financial and Accounting Officer)	October 7, 2003

/s/ Robert D. Basham Robert D. Basham	Director	October 7, 2003

/s/ Gerald M. Benstock Gerald M. Benstock	Director	October 7, 2003

/s/ John B. Furman John B. Furman	Director	October 7, 2003

/s/ Robert S. Kant Robert S. Kant	Director	October 7, 2003

/s/ Dean S. Woodman Dean S. Woodman	Director	October 7, 2003

EXHIBIT INDEX

Exhibit
Number	Exhibit

1	Form of Underwriting Agreement
4.1	Specimen of Stock Certificate (l)
4.2	Rights Agreement, dated August 28, 2001 between Registrant and American Stock Transfer & Trust Company, as Rights Agent (2)
5	Opinion of Greenberg Traurig, LLP
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5)
23.2	Consent of Ernst & Young LLP
23.3	Notice Regarding Consent of Arthur Andersen LLP
24	Power of Attorney (included on the Signature Page of the Registration Statement)

*	To be filed by amendment or under subsequent Current Report on Form 8-K.

(1)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2001 as filed with the Commission on December 20, 2001.

(2)	Incorporated by reference to Registrant’s Current Report on Form 8-K dated September 4, 2001, as filed on September 5, 2001.